EXHIBIT (n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the use of our report dated February 1, 2008, with respect to the consolidated financial statements of Thrivent Financial for Lutherans in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 and related Prospectus of Thrivent Variable Life Account I Series 2008.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 27, 2008